Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@icrinc.com
(646) 277-1235

BIG LOTS REPORTS RECORD Q1 RESULTS

Q1 SALES UP 13% WITH EPS MORE THAN DOUBLE PRIOR YEAR

Q1 COMPS INCREASE 11.3%

CONTINUED STRONG PROGRESS ON STRATEGIC INITIATIVES

Columbus, Ohio – May 28, 2021 – Big Lots, Inc. (NYSE: BIG) today reported net income of $94.6 million, or $2.62 per diluted share, for the first quarter of fiscal 2021 ended May 1, 2021, which compares to the company’s guidance, as provided on March 5, 2021, of $1.30 to $1.45 per diluted share. Net income for the first quarter of fiscal 2020 was $49.3 million, or $1.26 per diluted share. Net sales for the first quarter of fiscal 2021 totaled $1,626 million, a 13% increase compared to $1,439 million for the same period last year, with the growth resulting from an 11.3% increase in comparable sales and sales growth from new and relocated non-comp stores.

Remarking on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “We have completed a record first quarter that was driven both by our underlying Operation North Star strategic initiatives and by customer response to a third round of stimulus distributions that began in March. For the quarter, we saw double digit growth across all merchandise categories other than Food and Consumables, which were greatly bolstered last year by quarantine-related stock-up spending early in the pandemic. We also saw notable strength in our Seasonal assortment, particularly lawn & garden, while Broyhill, launched just last year, drove $225 million in sales for the quarter across our Furniture and Home assortments, continuing its rapid progress toward becoming an established $1 billion brand. Additionally, our ecommerce business grew 30%, and our Rewards program reached a record high number of active members.

Our outstanding results for the quarter were achieved despite significant supply chain and freight headwinds, which we expect to continue through the balance of the year. Meanwhile, we are taking other important steps to strengthen our business. These include rolling out our forward distribution center strategy to relieve pressure at our regional distribution centers and more efficiently process bulk items such as furniture; strengthening our vendor partnerships to create even greater value for our customers and improve assortment availability; and investing in data-driven space planning technology designed to enhance our customer satisfaction and per-store productivity through more relevant location- based assortments. We are excited by our results, but know that we still have many opportunities for growth and improvement across the business.”

Mr. Thorn further remarked, “Big Lots is growing in a productive and sustainable manner and we are doing so knowing that our goal is to create the best value for our customer so that she can Live Big and Save Lots. Our growth is driven by our Operation North Star, but is fulfilled by our 37,000 associates across our stores, the distribution centers, and in our home office. I am so proud to be a member of this team and I am deeply thankful for their unwavering commitment.”

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2021 at $901.5 million compared to $806.6 million for the same period last year, an increase of 11.8%. Excluding in-transit, on-hand inventory was up approximately 3.0% to the prior year.

The company ended the first quarter of fiscal 2021 with $613 million of Cash and Cash Equivalents and $32 million of Long-term Debt, compared to $312 million of Cash and Cash Equivalents and $437 million of Long-term Debt as of the end of the first quarter of fiscal 2020.

Share Repurchase Authorization
As previously announced, on August 27, 2020 the company’s Board of Directors authorized the repurchase of up to $500 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. In the first quarter of fiscal 2021, we invested $78 million to repurchase 1.1 million shares at an average cost of $67.45. Through the end of the first quarter of fiscal 2021, we had utilized $250 million under this authorization to repurchase 4.9 million shares, at an average cost of $51.07.

Dividend
As announced in a separate press release, on May 26, 2021 the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $10.5 million will be payable on June 25, 2021, to shareholders of record as of the close of business on June 11, 2021.

Company Outlook
The Company continues to believe it does not have sufficient visibility to provide full year guidance. Based on currently available information, for the second quarter of fiscal 2021 the Company expects to achieve diluted earnings per share in the range of $1.00 to $1.15, based on a low double digit comparable sales decline which equates to a two-year stacked comparable sales increase of around 20%. The foregoing second quarter guidance does not incorporate further anticipated share repurchases pursuant to the remaining $250 million available under the $500 million share repurchase authorization approved by the Company’s Board of Directors on August 27, 2020.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the first quarter of fiscal 2021. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, June 11, 2021. A replay of this call will also be available beginning today at 12:00 p.m. through June 11 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13719566 All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,414 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and Big Lots NOW with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, and Hard Home. Ranked #1 on Total Retail's 2020 Top 100 Omnichannel Retailers list, Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through the ultimate treasure hunt shopping experience, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, and doing good in local communities. For more information about the company, visit www.biglots.com.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 1	MAY 2
	2021	2020
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$613,329	$311,872
Inventories	901,482	806,559
Other current assets	114,001	75,978
Total current assets	1,628,812	1,194,409

Operating lease right-of-use assets	1,631,817	1,206,133

Property and equipment - net	723,158	849,857

Deferred income taxes	17,741	6,161
Other assets	36,008	65,226
	$4,037,536	$3,321,786

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$380,942	$275,461
Current operating lease liabilities	219,367	207,899
Property, payroll and other taxes	112,532	96,248
Accrued operating expenses	158,136	138,212
Insurance reserves	34,803	35,572
Accrued salaries and wages	73,799	34,622
Income taxes payable	70,340	16,903
Total current liabilities	1,049,919	804,917

Long-term debt	32,063	436,684

Noncurrent operating lease liabilities	1,466,090	1,046,711
Deferred income taxes	3,805	41,171
Insurance reserves	59,379	56,759
Unrecognized tax benefits	10,601	10,279
Other liabilities	147,177	41,332

Shareholders' equity	1,268,502	883,933
	$4,037,536	$3,321,786

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 1, 2021		MAY 2, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,625,552	100.0	$1,439,149	100.0
Gross margin	653,947	40.2	570,756	39.7
Selling and administrative expenses	497,418	30.6	458,631	31.9
Depreciation expense	33,977	2.1	37,690	2.6
Operating profit	122,552	7.5	74,435	5.2
Interest expense	(2,568)	(0.2)	(3,322)	(0.2)
Other income (expense)	960	0.1	(3,317)	(0.2)
Income before income taxes	120,944	7.4	67,796	4.7
Income tax expense	26,381	1.6	18,473	1.3
Net income	$94,563	5.8	$49,323	3.4

Earnings per common share
Basic	$2.68		$1.26
Diluted	$2.62		$1.26

Weighted average common shares outstanding
Basic	35,349		39,129
Dilutive effect of share-based awards	693		111
Diluted	36,042		39,240

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 1, 2021	MAY 2, 2020
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$204,293	$146,121

Net cash used in investing activities	(32,170)	(28,913)

Net cash (used in) provided by financing activities	(118,350)	141,943

Increase in cash and cash equivalents	53,773	259,151
Cash and cash equivalents:
Beginning of period	559,556	52,721
End of period	$613,329	$311,872